Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2003 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of Severn Bancorp, Inc. (the “Company”) does hereby certify with respect to the Annual Report of the Company on Form 10-K for the period ended December 31, 2004 (the “Report”) that:

(1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

              SEVERN BANCORP, INC.

Date: March 15, 2005                    /s/ Alan J. Hyatt
Alan J. Hyatt, President, Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

Date: March 15, 2005                    /s/ Cecelia Lowman
Cecelia Lowman, Chief Financial Officer
(Principal Financial and Accounting Officer)